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                     Carolina Power & Light Company
              (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)

               CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                  (NOT AUDITED BY INDEPENDENT AUDITORS)

                             MARCH 31, 1997


STATEMENTS OF INCOME
                                                            Three Months Ended         Twelve Months Ended
                                                                March 31                    March 31
   (In thousands except per share amounts)                  1997          1996          1997           1996
-----------------------------------------------------------------------------------------------------------------

   Operating Revenues                                    $   716,084  $   783,585   $   2,928,214  $   3,061,899
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   Operating Expenses
     Fuel                                                    133,268      137,566         510,752        534,107
     Purchased power                                          81,619      105,989         388,184        422,270
     Other operation and maintenance                         155,963      169,400         716,703        739,599
     Depreciation and amortization                           118,872       92,478         413,321        366,730
     Taxes other than on income                               35,006       38,564         136,921        143,687
     Income tax expense                                       61,029       77,095         253,698        274,903
     Harris Plant deferred costs, net                          7,565        8,065          26,216         29,588
   ------------------------------------------------------------------------------- ------------------------------
           Total Operating Expenses                          593,322      629,157       2,445,795      2,510,884
   ------------------------------------------------------------------------------- ------------------------------
   Operating Income                                          122,762      154,428         482,419        551,015
   ------------------------------------------------------------------------------- ------------------------------
   Other Income
     Allowance for equity funds used during construction          61        1,035            (963)         3,472
     Income tax credit                                         3,086        4,413          12,520         19,664
     Harris Plant carrying costs                               1,308        1,809           6,798          7,886
     Interest income                                           1,669        1,134           4,598          7,226
     Other income, net (Note 3)                               (1,992)       6,199          29,150         11,244
   ------------------------------------------------------------------------------- ------------------------------
           Total Other Income                                  4,132       14,590          52,103         49,492
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   Income Before Interest Charges                            126,894      169,018         534,522        600,507
   ------------------------------------------------------------------------------- ------------------------------
   Interest Charges
     Long-term debt                                           40,710       44,676         168,655        185,480
     Other interest charges                                    5,412        6,912          17,655         26,781
     Allowance for borrowed funds used
        during construction                                   (1,490)        (916)         (6,981)        (4,670)
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            Net Interest Charges                              44,632       50,672         179,329        207,591
   ------------------------------------------------------------------------------- ------------------------------
   Net Income                                                 82,262      118,346         355,193        392,916
   Preferred Stock Dividend Requirements                      (2,402)      (2,402)         (9,609)        (9,609)
   ------------------------------------------------------------------------------- ------------------------------
   Earnings for Common Stock                             $    79,860  $   115,944   $     345,584  $     383,307
   ==============================================================================================================
   Average Common Shares Outstanding                         143,495      143,625         143,589        145,329
   Earnings per Common Share                             $      0.56  $      0.81   $        2.41  $        2.64
   Dividends Declared per Common Share                   $     0.470  $     0.455   $       1.850  $       1.790

   ............................................................................... ..............................
   See Supplemental Data and Notes to Consolidated Interim Financial Statements.

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